 EX‑31

Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1.

I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2015-P2 (the "Exchange Act periodic reports");

2.

Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.

Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5.

All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

C-III Asset Management LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Principal Global Investors, LLC, as Primary Servicer, LNR Partners, LLC, as Special Servicer for the Harvey Building Products Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Harvey Building Products Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Harvey Building Products Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Harvey Building Products Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Harvey Building Products Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Harbor Pointe Apartments Mortgage Loan, C-III Asset Management LLC, as Special Servicer for the Harbor Pointe Apartments Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee and Custodian for the Harbor Pointe Apartments Mortgage Loan, Citibank, N.A., as Certificate Administrator for the Harbor Pointe Apartments Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Harbor Pointe Apartments Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Anchorage Marriott Downtown Mortgage Loan, C-III Asset Management LLC, as Special Servicer for the Anchorage Marriott Downtown Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee and Custodian for the Anchorage Marriott Downtown Mortgage Loan, Citibank, N.A., as Certificate Administrator for the Anchorage Marriott Downtown Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Anchorage Marriott Downtown Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the JW Marriott Santa Monica Le Merigot Mortgage Loan, C-III Asset Management LLC, as Special Servicer for the JW Marriott Santa Monica Le Merigot Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee and Custodian for the JW Marriott Santa Monica Le Merigot Mortgage Loan, Citibank, N.A., as Certificate Administrator for the JW Marriott Santa Monica Le Merigot Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the JW Marriott Santa Monica Le Merigot Mortgage Loan, C-III Asset Management LLC, as Special Servicer for the Empire Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Empire Mall Mortgage Loan, Citibank, N.A., as Certificate Administrator for the Empire Mall Mortgage Loan, Citibank, N.A., as Custodian for the Empire Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Empire Mall Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Empire Mall Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Empire Mall Mortgage Loan.

Dated: March 23, 2017

/s/ Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)